Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3) of our report dated March 28, 2024, with respect to the audited financial statements of Data Storage Corporation, included in its Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 18, 2024